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                                EXHIBIT(4)(d)

    Form of Certificate of Designations with respect to the Preferred Stock.



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                                 EXHIBIT 4(d)

                      FORM OF CERTIFICATE OF DESIGNATION


                          CERTIFICATE OF DESIGNATIONS
                            PURSUANT TO SECTION 151
                                      OF
                          THE GENERAL CORPORATION LAW
                                      OF
                             THE STATE OF DELAWARE
                  [INSERT TITLE OF SERIES OF PREFERRED STOCK]
                                      OF

                         FIRST SECURITY CORPORATION


          FIRST SECURITY CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), HEREBY CERTIFIES that the following resolutions were duly adopted by and pursuant to the authority of the Board of Directors of the Corporation, pursuant to authority conferred upon the Board of Directors by the provisions of the Certificate of Incorporation, as amended, of the Corporation, which authorizes the issuance of up to 400,000 shares of preferred stock, no par value ("Preferred Stock"), and pursuant to authority conferred upon the Board of Directors by Section 141(c) of the General Corporation Law of the State of Delaware, and by the Bylaws of the Corporation.

          The Board of Directors, on ______________, 199_, adopted the following resolutions authorizing the issuance of shares of a series of the Corporation's preferred stock, and the number and stated value of the shares of such preferred stock, as well as other terms thereof:



          RESOLVED, that, pursuant to the Delaware Corporation Law and the Certificate of Incorporation of the Corporation, the Board of Directors of the Corporation hereby authorizes the Corporation to issue a series of its preferred stock, no par value (collectively, the "Preferred Stock") of the Corporation, the number, preferences and privileges, stated value, designations, relative, participating, voting, redemption, optional and other special rights, and qualifications, limitations and restrictions of which, in addition to those set forth in the Certificate of Incorporation, as amended, of the Corporation, are hereby fixed as follows:



          1. NUMBER OF SHARES. The series of preferred stock created hereby shall comprise _______ shares designated as the [Insert title of series of Preferred Stock] ("Preferred Stock"). The Preferred Stock is without par value but with a stated value of $________ per share. The number of authorized shares of each series of the Preferred Stock may be reduced by further resolution duly adopted by or pursuant to authority conferred by the Board of directors of the Corporation and by the filing of a Certificate Of Designations pursuant to the




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provisions of the General Corporation Law of the State of Delaware stating that such reduction has been so authorized, but the number of authorized shares of the Preferred Stock shall not be increased.



          2.      [CUMULATIVE][NONCUMULATIVE] DIVIDENDS.


          2.1 RIGHT TO RECEIVE CASH DIVIDENDS. The holders of shares of the Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation or any duly authorized committee thereof, out of funds legally available therefor, [cumulative] [noncumulative] cash dividends, payable quarterly in arrears on [March 1, June 1, September 1 and December 1] of each year, commencing ___________________, ______________
(each a "Dividend Payment Date") at the rates per annum payable as set forth in this Section 2. Each such dividend shall be paid to the holders of record of shares of the Preferred Stock as they appear on the stock register of the Corporation on such record date, not exceeding 30 days preceding the Dividend Payment Date thereof, as shall be fixed by the Board of Directors of the Corporation or by a committee of said Board of Directors duly authorized to fix such date.


          The amount of dividends per share payable for each Quarterly Dividend Period shall be computed by dividing the dividend rate for such Dividend Period by four and applying such rate against the stated value per share of the Preferred Stock. Dividends payable on the Preferred Stock for any period less than a full Quarterly Dividend Period, and for any portion of any Initial Dividend Period occurring prior to ____________, shall be computed on the basis of a 360-day year of four 90-day quarters and the actual number of days elapsed in the period for which payable.


  [IF CUMULATIVE, INSERT -- Dividends on the Shares of Series ____ Preferred Stock shall be fully cumulative and shall accrue (whether or not declared) from the first day of each quarter as to which such dividend may be payable as herein provided, and shall be payable on the Dividend Payment Date first succeeding the end of each such quarter, except that with respect to the first ______ dividend, such dividend shall accrue from the date of issue of the Series ____ Preferred Stock. For any quarter in which dividends are not paid in cash on the Dividend Payment Date first succeeding the end of such quarter, such accrued dividends shall be added (solely for the purpose of calculating dividends payable on the Series ____ Preferred Stock) to the Liquidation Preference (as hereinafter defined) of the Series ____ Preferred Stock effective at the beginning of the quarter following the quarter as to which such dividends were not paid and shall thereafter accrue additional dividends in respect thereof ("Additional Dividends") from time to time until such unpaid dividends have been paid in full.]


          [IF NONCUMULATIVE, INSERT -- Dividends on the shares of Series
____ Preferred Stock shall be noncumulative so that if a dividend on the shares of Series ____ Preferred Stock with respect to any quarter is not declared by the Board of Directors of the Company, then the Company shall have no obligation at any time to pay a dividend on the shares of Series ____ Preferred Stock in respect of such quarter. Holders of the shares of the Series ____ Preferred

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Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of the noncumulative dividends declared by the Board of Directors as set forth herein.]


          2.2 PRIORITY AS TO DIVIDENDS. No full dividends shall be declared or paid or set apart for payment on Preferred Stock of any series ranking, as to dividends, on a parity with or junior to the Series ____ Preferred Stock for any period unless full dividends on the Series ____ Preferred Stock for the immediately preceding Dividend Period have been or contemporaneously are declared and paid (or declared and a sum sufficient for the payment thereof set apart for such payment). When dividends are not paid in full (or declared and a sum sufficient for such full payment so set apart) upon the Series ____ Preferred Stock and any other Preferred Stock ranking on a parity as to dividends with the Series ____ Preferred Stock, all dividends declared upon shares of Series ____ Preferred Stock and any other Preferred Stock ranking on a parity as to dividends shall be declared pro rata with respect thereto, so that in all cases the amount of dividends declared per share on the Series ____ Preferred Stock and such other Preferred Stock shall bear to each other the same ratio that accrued dividends for the then-current Dividend Period per share on the shares of Series ____ Preferred Stock (which shall not include any accumulation in respect of unpaid dividends for prior Dividend Periods) and for dividends, including accumulations, if any, of such other Preferred Stock, bear to each other.


          Except as provided in the preceding sentence, full dividends on the Series ____ Preferred Stock must be declared and paid or set apart for payment for the immediately preceding Dividend Period before (i) any cash dividend or other distribution (other than in Common Stock or other Junior Stock) shall be declared or paid or set aside for payment upon the Common Stock of the Company or any other Junior Stock or (ii) any Common Stock or any other Junior Stock is redeemed, purchased or otherwise acquired by the Company for any consideration (or any moneys are paid to or made available for a sinking fund for the redemption of any shares of any such stock) except by conversion into or exchange for Junior Stock or (iii) any Series ____ Preferred Stock or Parity Stock is redeemed, purchased or otherwise acquired by the Company for any consideration (or any moneys are paid to or made available for a sinking fund for the redemption of any shares of any such stock) otherwise than pursuant to a pro rata offer to purchase or a concurrent redemption of all, or a pro rata portion, of the outstanding shares of Series ____ Preferred Stock and Parity Stock (except by conversion into or exchange for Junior Stock).

          The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company if under the preceding paragraph, the Company would be prohibited from purchasing or otherwise acquiring such shares at such time and in such manner.

[IF THE PREFERRED STOCK HAS A FIXED DIVIDEND RATE, INSERT THE FOLLOWING--


          2.3 DIVIDEND RATE. The Dividend Rate on the shares of Preferred Stock for the period (the "Initial Dividend Period") from the respective dates of original issue thereof to and including
____________________, and for each quarterly Dividend Period thereafter shall be ________________% per annum.]




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[IF PREFERRED STOCK HAS ADJUSTABLE DIVIDENDS, INSERT THE FOLLOWING--


          2.3 DIVIDEND RATE. The dividend rates on the shares of Preferred Stock shall be: (i) for the period (the "Initial Dividend Period") from the respective dates of original issue thereof to and including ____________________, _____% per annum and (ii) for each quarterly Dividend Period thereafter a rate per annum of the stated value thereof equal to the Applicable Rate (as defined below).


          Except as provided below in this paragraph, the "Applicable Rate" for any Quarterly Dividend Period shall be (a) ____% [of] [more/less than] (b) the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Thirty Year Constant Maturity Rate (each as hereinafter defined) for such Dividend Period. If the Corporation determines in good faith that for any reason one or more of such rates cannot be determined for any Dividend Period, then the Applicable Rate for such Dividend Period shall be ____% less than the higher of whichever of such rates can be so determined. If the Corporation determines in good faith that none of such rates can be determined for any Dividends Period, then the Applicable Rate in effect for the preceding Dividend Period shall be continued for such Dividend Period. [Anything herein to the contrary notwithstanding, the Applicable Rate for any Quarterly Dividend Period shall in no event be less than _____% per annum or greater than _____% per annum.]


          Except as provided below in this paragraph, the "Treasury Bill Rate" for each Quarterly Dividend Period shall be the arithmetic average of the two weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant Calendar Period as provided below) for three-month U.S. Treasury bills, as published weekly by the Federal Reserve Board during the Calendar Period immediately prior to the ten calendar days immediately preceding the March 1, June 1, September 1 and December 1, as the case may be, prior to the Quarterly Dividend Period for which the dividend rate on the Preferred Stock is being determined. If the Federal Reserve Board does not publish such a weekly per annum market discount rate during such Calendar Period, then the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the two weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant Calendar Period as provided below) for three-month U.S. Treasury bills, as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. If a per annum market discount rate for three-month U.S. Treasury bills shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the two weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant Calendar Period as provided below) for all the U.S. Treasury bills then having maturities of not less than 80 nor more than 100 days, as finally published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such rates, by any Federal Reserve
Bank or by any U.S. Government department or agency selected by the Corporation. If the Corporation determines in good faith that for any reason no such U.S. Treasury bill rates are published as provided above during such Calendar Period, then the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable non-interest bearing U.S. Treasury securities with a maturity of not less than 80 nor more than 100 days from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Corporation by at least three recognized U.S. Government securities dealers selected by the Corporation. If the Corporation determines in good faith that for any reason the Corporation cannot determine the Treasury Bill Rate for any Quarterly Dividend Period as provided above in this paragraph, the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable interest-bearing U.S. Treasury securities with a maturity of not less than 80 nor more than 100 days from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Corporation by at least three recognized U.S. Government securities dealers selected by the Corporation.


          Except as provided below in this paragraph, the "Ten Year Constant Maturity Rate" for each Quarterly Dividend Period shall be the arithmetic average of the two weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period as provided below), as published weekly by the Federal Reserve Board during the Calendar Period immediately prior to the ten calendar days immediately preceding the March 1, June 1, September 1 and December 1, as the case may be, prior to the Quarterly Dividend Period for which the dividend rate on the Preferred Stock is being determined. If the Federal Reserve Board does not publish such a weekly per annum Ten Year Average Yield during such Calendar Period, then the Ten Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period as provided below), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. If a per annum Ten Year Average Yield shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Ten Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two weekly per annum average yields to maturity (or the one weekly average yield to maturity, if only one such yield shall be published during the relevant Calendar Period as provided below) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having maturities of not less than eight nor more than twelve years, as finally published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. If the Corporation determines in good faith that for any reason the Corporation cannot determine the Ten Year Constant Maturity Rate for any Quarterly Dividend Period as provided above in this paragraph, then the Ten Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eight nor more than twelve years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the

Corporation by at least three recognized U.S. Government securities dealers selected by the Corporation.


          Except as provided below in this paragraph, the "Thirty Year Constant Maturity Rate" for each quarterly Dividend Period shall be the arithmetic average of the two weekly per annum Thirty Year Average Yields (or the one weekly per annum Thirty Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period as provided below), as published weekly by the Federal Reserve Board during the Calendar Period immediately prior to the ten calendar days immediately preceding the March 1, June 1, September 1 and December 1, as the case may be, prior to the Quarterly Dividend Period for which the dividend rate on the Preferred Stock is being determined. If the Federal Reserve Board does not publish such a weekly per annum Thirty Year Average Yield during such calendar period, then the Thirty Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two weekly per annum Thirty Year Average Yields (or the one weekly per annum Thirty Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period as provided below), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. If a per annum Thirty Year Average Yield shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Thirty Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two weekly per annum average yields to maturity (or the one weekly average yield to maturity, if only one such yield shall be published during the relevant Calendar Period as provided below) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having maturities of not less than twenty-eight nor more than thirty-two years, as finally published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such yields, by any Federal Reserve Bank of by any U.S. Government department or agency selected by the Corporation. If the Corporation determines in good faith that for any reason the Corporation cannot determine the Thirty Year Constant Maturity Rate for any Quarterly Dividend Period as provided above in this paragraph, then the Thirty Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than twenty-eight nor more than thirty-two years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Corporation by at least three recognized U.S. Government securities dealers selected by the Corporation.


          The Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate shall each be rounded to the nearest five hundredths of a percentage point.


          The Applicable Rate with respect to each Quarterly Dividend Period will be calculated as promptly as practicable by the Corporation according to the appropriate method described herein. The mathematical accuracy of each such calculation will be confirmed in writing by independent accountants of recognized standing. The Corporation will cause each

Applicable Rate to be published in a newspaper of general circulation in The City of New York and Los Angeles, California prior to the commencement of the new Quarterly Dividend Period to which it applies and will cause notice of such Applicable Rate to be enclosed with the dividend payment checks next mailed to the holders of the Preferred Stock.


          For purposes of this Section, the term

               (i)      "Calendar Period" shall mean 14 calendar days;


              (ii) "Special Securities" shall mean securities which can, at the option of the holder, be surrendered at face value in payment of any Federal estate tax or which provide tax benefits to the holder and are priced to reflect such tax benefits or which were originally issued at a deep or substantial discount;


             (iii) "Ten Year Average Yield" shall mean the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years); and


              (iv) "Thirty Year Average Yield" shall mean the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of thirty years).]


[IF PREFERRED STOCK HAS A FIXED DIVIDEND RATE WITH A CONTINGENT DIVIDEND RATE ADJUSTMENT, INSERT THE FOLLOWING--


          2.3     DIVIDEND RATE.  (a) DEFINITIONS:


                  (1) "Contingent Dividend Disqualification Period" shall mean any four consecutive fiscal quarters in which aggregate Earnings Per Share, on a fully diluted basis, are greater than $_____________.


                  (2) "Contingent Dividend Qualification Period" shall mean any four consecutive fiscal quarters [(other than any fiscal quarters occurring within one year after a Contingent Dividend Disqualification Period)] commencing on or after _________________, in which aggregate Earnings Per Share, on a fully diluted basis, are less than $____________.


                  (3) "Earnings Per Share" shall mean earnings per common share as reported in the Corporation's financial statements as publicly announced on the respective Reporting Dates; provided, however, that if for any Dividend Period earnings per share as reported in the Corporation's financial statements filed with the Securities and Exchange Commission ("SEC") in its Quarterly Reports on Form 10-Q and (for the fourth quarter) in its

Annual Report on Form 10-K (or their successor forms), as the case may be, including any amendments thereto filed with the SEC, vary from the earnings per share announced on the Reporting Date, and, as a result, the dividend rate must be adjusted up, such adjustment shall be made both retroactively and prospectively, and any deficiency as a result of such a retroactive adjustment shall be paid on the next Quarterly Payment Date that is not less than ____ days after the date of filing such amendment with the SEC and such deficiency shall be paid to the persons entitled to receive any dividends otherwise payable on that Quarterly Payment Date. If, as a result of an amendment to Earnings Per Share filed with the SEC, a dividend rate must be adjusted down, such adjusted dividend rate shall become effective on the first Quarterly Dividend Period commencing after the amended earnings per share has been filed with the SEC, and there shall be no retroactive adjustment.


                  (4) "Quarterly Payment Dates" shall mean March 1, June 1, September 1 and December 1 of each year.

                  (5) "Reporting Date" shall mean the date on which the Corporation first publicly announces its results of operations for an immediately preceding fiscal quarter, but in no event later than the date on which the Corporation's Quarterly Report on Form 10-Q or Annual Reports on Form 10-K must be filed with the Securities and Exchange Commission with respect to that fiscal quarter.


          (b) RATE. The dividend rate on the shares of Preferred Stock for the period (the "Initial Dividend Period") from the respective dates of original issue thereof to and including _________________, shall be ____% per annum. The dividend rate for each Quarterly Dividend Period thereafter shall be _____% per annum; provided, however, that in the event of a Contingent Dividend Qualification Period, the dividend rate shall be changed to _____% per annum for the first Quarterly Dividend Period during which the first Reporting Date after the Contingent Dividend Qualification Period occurs.
Such dividend rate shall remain in effect thereafter provided that, if a Contingent Dividend Disqualification Period thereafter occurs, the dividend rate shall again be _____% per annum, beginning with the first Quarterly Dividend Period commencing four fiscal quarters after the Contingent Dividend Disqualification Period. The dividend rate shall continue to be adjusted upon the occurrence of any subsequent Contingent Dividend Qualification Periods and Contingent Dividend Disqualification Periods as set forth above.]


[If the Preferred Stock has other variable dividend Rates (e.g. LIBOR) insert appropriate provisions in lieu of Section 2.1 and 2.3.]



          3.      REDEMPTION.


          3.1 REDEMPTION PRICES AND DATES. [The shares of the Preferred Stock shall not be redeemable prior to _____________, _____. On [insert if Adjustable Dividends--any Dividend Payment Date on] or after
__________________, ____, the Corporation, at its option,
may redeem the shares of the Preferred Stock, as a whole or from time to time in part, at a redemption price of $____________ per share, plus, in each case, all accrued and unpaid dividends thereon (whether or not earned or declared) to the date fixed for redemptions]. [If the Preferred Stock is convertible insert, --, unless the closing price of the Common Stock on the New York Stock Exchange shall have equaled or exceeded _____% of the conversion price then in effect for at least 20 out of 30 consecutive trading days ending within five trading days prior to the date notice of redemption is given. The "conversion price" shall be the quotient of $________ divided by the then effective conversion rate]].


[IF THE PREFERRED STOCK IS REDEEMABLE BY THE CORPORATION AT A VARIABLE PRICE, INSERT THE FOLLOWING IN LIEU OF ABOVE --


          3.1 REDEMPTION. (a) The Corporation, at its option, may redeem shares of the Preferred Stock, as a whole or in part, at any time or from time to time, at a redemption price as set forth below, plus accrued and unpaid dividends thereon to the date fixed for redemption:


          DATE OF REDEMPTION                    REDEMPTION PRICE PER SHARE


          On or after _________,                      _______________
            but prior to ________.


          On or after _________,                      _______________
            but prior to ________.


          On or after _________,                      _______________
            but prior to ________.


Notwithstanding the foregoing, no shares of Preferred Stock shall be redeemed hereunder prior to ________________ [if the Preferred Stock is convertible, unless the closing price of the Common Stock on the New York Stock Exchange shall have equaled or exceeded _____% of the conversion price then in effect for at least 20 out of 30 consecutive trading days ending within five trading days prior to the date notice of redemption is given]].


            3.2 RESTRICTIONS. Notwithstanding the foregoing, if full cumulative dividends on all outstanding shares of Preferred Stock of any series have not been paid or contemporaneously declared and paid for all past dividend periods, no shares of Preferred Stock of such series shall be redeemed pursuant to this Section 3 unless all outstanding shares of Preferred Stock of such series are simultaneously redeemed, and, unless the full cumulative dividends on all outstanding shares of Preferred Stock of such series and any other stock of the Corporation ranking on a parity with such series as to dividends and upon liquidation shall have been paid or contemporaneously are declared and paid for all past dividend periods, the Corporation shall not purchase or otherwise acquire any shares of Preferred Stock of such series (except by conversion into or exchange for shares of the Corporation ranking junior to the shares of the Preferred Stock and the shares of such other series of preferred stock as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of the Preferred Stock or of shares of such other series of preferred stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of the Preferred Stock or of such other series.


            3.3 PRO RATA REDEMPTION. In the event that fewer than all the outstanding shares of a series of the Preferred Stock are to be redeemed, the number of shares of such series to be redeemed shall be determined by the Board of Directors or a duly authorized committee thereof and the shares to be redeemed shall be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders (with adjustments to avoid fractional shares).


            3.4 NOTICE. In the event the Corporation shall redeem shares of a series of the Preferred Stock, notice of such redemption (a "Notice of Redemption") shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 45 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock register of the Corporation. Each such Notice of Redemption shall state: (i) the redemption date; (ii) the number of shares of such series of the Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price (specifying the amount of accrued and unpaid dividends to be included, therein); (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accumulate on such redemption date; and (vi) the provision hereunder pursuant to which such redemption is being made.


         3.5 CESSATION OF DIVIDENDS. If notice of redemption has been given, from and after the redemption date for the shares of the series of Preferred Stock called for redemption (unless default shall be made by the Corporation in providing money for the payment of the redemption price of the shares so called for redemption plus an amount equal to full cumulative dividends thereon (whether or not earned or declared) to the date fixed for redemption) dividends on the shares of Preferred Stock so called for redemption shall cease to accrue and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive the redemption price plus an amount equal to such accumulated and unpaid dividends) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of directors of the Corporation shall so require and the notice shall so state), the redemption price set forth above plus an amount equal to such accumulated and unpaid dividends shall be paid by the Paying Agent. In the case that fewer than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

            3.6 STATUS OF REDEEMED SHARES. Shares of Preferred Stock which have been redeemed shall, after such redemption, have the status of authorized but unissued shares of preferred stock of the Corporation, without designation as to series, until such shares are once more designated as part of a particular series by or on behalf of the Board of Directors.



            4.    LIQUIDATION RIGHTS.

            4.1 PAYMENT UPON LIQUIDATION. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of outstanding shares of the Preferred Stock shall be entitled, before any payment or distribution shall be made on the Common Stock or any other class of stock ranking junior to the Preferred Stock upon liquidation, to be paid in full an amount equal to $________ per share, plus an amount equal to all accumulated and unpaid dividends (whether or not earned or declared). After payment of the full amount of such liquidation distribution, the holders of the Preferred Stock shall not be entitled to any further participation in any distribution of assets of the Corporation.


            4.2 INSUFFICIENT ASSETS. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of the Preferred Stock and the holders of shares of all other stock of the Corporation ranking, as to liquidation, dissolution or winding up, on a parity with the Preferred Stock, shall be insufficient to pay in full the preferential amount set forth in Section 4.1 and liquidating payments on all such other stock ranking, as to liquidation, dissolution or winding up, on a parity with the Preferred Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of the Preferred Stock and all such other stock ratably in accordance with the respective amounts which would be payable on such shares of the Preferred Stock and any such other stock if all amounts payable thereon were paid in full (which, in the case of such other stock, may include accumulated dividends).


            4.3 PAYMENTS ON STOCK RANKING JUNIOR. In the event of any such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, unless and until payment in full is made to the holders of all outstanding shares of the Preferred Stock of the liquidation distribution to which they are entitled pursuant to Section 4.1, no dividend or other distribution shall be made to the holders of the Common Stock or any other class of stock ranking upon liquidation junior to the shares of the Preferred Stock and no purchase, redemption or other acquisition for any consideration by the Corporation shall be made in respect of the shares of the Common Stock or such other class of stock.


            4.4 DEFINITION. Neither the consolidation nor merger of the Corporation into or with another corporation or corporations shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 4.

            5.    VOTING RIGHTS.

            5.1 GENERALLY. Holders of the Preferred Stock shall not have any voting rights except as hereinafter provided or as otherwise from time required by law. If at any time of any annual meeting of stockholders for the election of directors of the Corporation a default in preference dividends shall exist on the Preferred Stock, or any shares of preferred stock ranking on a parity with the shares of Preferred Stock as to dividends or upon liquidation (the Preferred Stock and any such shares of preferred stock being herein referred to as the "Parity Preferred Stock"), the maximum authorized number of members of the Board of Directors shall automatically be increased by two. The two vacancies so created shall be filled at such meeting by the vote of the holders of the Preferred Stock and the holders of any other Parity Preferred Stock upon which like voting rights have been conferred and are then exercisable (the Preferred Stock and such other Parity Preferred Stock being herein referred to as "Voting Parity Preferred Stock"), voting together as a single class without regard to series, to the exclusion of the holders of the Common Stock of the Corporation and any other class of capital stock that is not Voting Parity Preferred Stock. the holders of the Common Stock of the Corporation and any other class of capital stock which has the right to vote at such meeting (other than the Voting Parity Preferred Stock) shall elect the remaining directors. Such right of the holders of the Voting Parity Preferred Stock shall continue until there are no preference dividends in arrears upon the Parity Preferred Stock of any series at which time such right shall terminate, except as by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned. Upon any such termination of the right of the holders of shares of Voting Parity Preferred Stock as a class to vote for directors as herein provided, the term of office of each director then in office elected by such holders voting as a class (herein called a "Preferred Director") shall terminate immediately. Any Preferred Director may be removed by, and shall not be removed except by, the vote of the holders of record of the outstanding shares of Voting Parity Preferred Stock, voting together as a single class without regard to series, at a meeting of the stockholders, or of the holders of shares of Voting Parity Preferred Stock, called for such purpose. So long as a default in any preference dividends on the Parity Preferred Stock of any series shall exist, (A) any vacancy in the office of a Preferred Director may be filled (except as provided in the following clause (B)) by the person appointed by an instrument in writing signed by the remaining Preferred Director and filed with the Corporation and (B) in the case of the removal of any Preferred Director, the vacancy may be filled by the person elected by the vote of the holders of outstanding shares of Voting Parity Preferred Stock, voting together as a single class without regard to series, at the same meeting at which such removal shall be voted or at any subsequent meeting. Each director appointed as aforesaid by the remaining Preferred Director shall be deemed to be a Preferred Director. Whenever a default in preference dividends shall no longer exist: (i) the term of office of the Preferred Directors shall end, (ii) the special voting powers vested in the holders of the Voting Parity Preferred Stock as provided in this resolution shall expire, and (iii) the number of members of the Board of Directors shall be such number as may be provided for in the Corporation's By-Laws irrespective of any increase made as provided in this resolution. A "default in preference dividends" on the Parity Preferred Stock of any series shall be deemed to have occurred whenever the amount of unpaid accrued dividends upon any series of Preferred Stock through the last preceding dividend period therefor shall be equivalent to six quarterly dividends (which, with respect to Preferred Stock or any other series of Parity Preferred Stock, shall be deemed to be dividends in respect of a number of dividend periods containing not less than 540 days) or more, and having so occurred, such default shall be deemed to exist thereafter until, but only until, full cumulative dividends on all shares of Voting Parity

Preferred Stock of each and every series then outstanding shall have been paid to the end of the last preceding dividend period.

            5.2 RANKING. So long as any shares of Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of each series of Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class together with all other series of Voting Parity Preferred Stock), (i) authorize, create or issue, or increase the authorized or issued amount of, any class or series of stock ranking prior to the Preferred Stock with respect to payment of dividends or the distribution of assets on liquidation, or reclassify any authorized stock of the Corporation into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of the Corporation's Certificate of Incorporation, as amended, or of the resolutions contained in the Certificate of Designations for such series of Preferred Stock, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of such Preferred Stock or the holders thereof; provided, however, that any increase in the amount of the authorized Preferred Stock or the creation or issuance of other series of preferred stock, or any increase in the amount of authorized shares of such series or of any other series of Preferred Stock, in each case ranking on a parity with or junior to the Preferred Stock shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.


            5.3 APPLICABILITY. The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of the Preferred Stock shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.


[IF PREFERRED STOCK IS SUBJECT TO A SINKING FUND REQUIREMENT INSERT --

            6.    MANDATORY REDEMPTION; SINKING FUND.


            6.1 SINKING FUND. So long as any Preferred Stock shall be outstanding, the Corporation shall, on each of the dates set forth in the following schedule ("Sinking Fund Payment Dates") set aside as and for a sinking fund for the redemption of the Preferred Stock (the "Sinking Fund"), subject to the subsequent deferral provided for in Section 6.2 hereof, in cash out of any funds legally available therefor, a sum equal to the product of (i) the applicable Mandatory Redemption Price (as hereinafter defined) multiplied by (ii) the number of shares of Series ___ Preferred Stock set forth opposite such Sinking Fund Payment Date:

                                                    Number of Shares of
      Sinking Fund                                  Preferred Stock
      Payment Date                                  to be Redeemed
      ------------                                  -------------------

Notwithstanding the foregoing, in no event shall the Corporation on any Sinking Fund Payment Date be obligated to set aside in cash an amount with respect to the Preferred Stock greater than a sum equal to the product of the Mandatory Redemption Price for the Preferred Stock and the number of the then outstanding shares of the Preferred Stock.


            6.2 DEFERRAL. Notwithstanding Section 6.1 above, each Mandatory Redemption Date (as hereinafter defined) for Preferred Stock may be deferred for a period of one year by the holders of the then outstanding shares of such series if the holders of at least 66 2/3% of shares of such series consent thereto in writing at least ten days prior to such date. The right to defer a Mandatory Redemption Date may be exercised any number of times in the manner set forth herein.


            6.3 MANDATORY REDEMPTION PRICE. The Mandatory Redemption Price for each share of Preferred Stock shall be an amount in cash equal to $__________, plus all accrued and unpaid dividends thereon, whether or not earned or declared, to and including the date fixed for redemption.


            6.4   SINKING FUND REQUIREMENT CUMULATIVE.  If on any Sinking
Fund Payment Date the funds of the Corporation legally available therefor shall be insufficient to discharge such Sinking Fund requirement in full, funds to the extent legally available for such purpose shall be set aside for the Sinking Fund. Such Sinking fund requirements shall be cumulative, so that if for any year or years such requirements shall not be fully discharged as they accrue, funds legally available therefor, after such payment or provision for dividends, for each year thereafter shall be applied thereto until such requirements are fully discharged.


            6.5 USE OF SINKING FUND. Thirty days following each Sinking Fund Payment Date (the "Mandatory Redemption Date"), the cash in the Sinking Fund shall be used to acquire by redemption, in the manner provided below, the number of shares of Preferred Stock specified opposite the Sinking Fund Payment Date in the schedule appearing in Section 6.1.


            6.6 PARTIAL REDEMPTION PRO RATA. In the event of the redemption of only a part of the then outstanding Preferred Stock pursuant to this Section 6, the Corporation shall effect such redemption ratably according to the full amount each holder of the Preferred Stock is otherwise then entitled to receive.


            6.7 MANDATORY REDEMPTION NOTICE. In addition to the required notice by publication, not less than 30 days nor more than 90 days prior to the Mandatory Redemption Date, written notice (the "Mandatory Redemption Notice"), shall be mailed, postage prepaid, to each holder of record of the Preferred Stock to be redeemed at his post office address last shown on the records of the Corporation. Such Mandatory Redemption Notice shall state:

                  (i) Whether all or less than all of the outstanding shares of Preferred Stock are to be redeemed and the total number of shares being redeemed;


                (ii) The number of shares of Preferred Stock held by the holder that the Corporation intends to redeem;


               (iii)    the Mandatory Redemption Date and Mandatory Redemption
            Price;


               [(iv)    The date upon which the holder's conversion rights (as
            hereinafter described) as to such shares terminate;]


                  (v) That the holder is to surrender to the Corporation, in the manner and at the price designated, his certificate or certificates representing the shares of Preferred Stock to be redeemed; and


                (vi) That, with the written consent of the holder of 66-2/3% of the then-outstanding shares of such series, the Mandatory Redemption Date for such series may be deferred for a period of one year.


            6.8 SURRENDER OF CERTIFICATES; PAYMENT. On or before the Mandatory Redemption Date, each holder of shares of Preferred Stock to be redeemed, [unless such holder has exercised his right to convert the shares as provided in Section 6 hereof,] shall surrender the certificate or certificates representing such shares to the Corporation, in the manner and at the places designated in the Mandatory Redemption Notice, and thereupon the Mandatory Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event less than all of the shares represented by such certificate are redeemed, a new certificate representing the unredeemed shares shall be issued forthwith.


            6.9   RIGHTS SUBSEQUENT TO MANDATORY REDEMPTION.  If the
Mandatory Redemption Notice shall have been duly given, and if on the Mandatory Redemption Date the Mandatory Redemption Price is either paid or made available for payment through the deposit arrangement specified in subparagraph (10) below, then notwithstanding that the certificates evidencing any of the shares of Preferred Stock so called for redemption shall not have been surrendered, the dividends with respect to such shares shall cease to accrue after the Mandatory Redemption Date and all rights with respect to such shares shall forthwith after the Mandatory Redemption Date terminate, except only the right of the holders to receive the Mandatory Redemption Price without interest upon surrender of their certificate or certificates thereof.

            6.10 DEPOSIT OF FUNDS. On or prior to the Mandatory Redemption Date, the Corporation shall deposit with any bank or trust company in either The City of New York or Los Angeles, California, having a capital and surplus of at least $50,000,000 as a trust fund, a sum equal to the aggregate Mandatory Redemption Price of all shares of Preferred Stock called for redemption and not yet redeemed or converted, with irrevocable instructions and authority to the bank or trust company to pay, on and after the Mandatory Redemption Date, the Mandatory Redemption Price to the respective holders upon the surrender of their share certificates. From and after the date of such deposit (but not prior to the Mandatory Redemption Date), the shares so called for redemption shall be redeemed. The deposit shall constitute full payment of the shares to their holders, and from and after the Mandatory Redemption Date the shares shall be deemed to be no longer outstanding, and the holders thereof shall cease to be shareholders with respect to such shares and shall have no rights with respect thereto except the rights to receive from the bank or trust company payment of the Mandatory Redemption Price of the shares, without interest, upon surrender of their certificates therefor. Any funds so deposited and unclaimed at the end of one year from the Mandatory Redemption Date shall be released or repaid to the Corporation, after which the holders of shares called for redemption shall be entitled to receive payment of the mandatory Redemption Price only from the Corporation.]


            (c) In no event shall the Corporation redeem less than all the outstanding shares of Preferred Stock pursuant to this Section 6 unless full cumulative dividends shall have been paid or declared and set apart for payment upon all outstanding shares of Preferred Stock for all past Dividend Periods, and unless all matured obligations of the Corporation with respect to all sinking funds, retirement funds or purchase funds for all series of Preferred Stock then outstanding have been met.


[IF THE PREFERRED STOCK IS NOT CONVERTIBLE, INSERT THE FOLLOWING --

            7. CONVERSION OR EXCHANGE. The holders of shares of Preferred Stock shall not have any rights herein to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of capital stock of the Corporation.]


[IF THE PREFERRED STOCK IS CONVERTIBLE, INSERT THE FOLLOWING --


            7. CONVERSION RIGHTS. (a) The holder of any share or shares of Preferred Stock shall have the right, at any time, to convert any shares of Preferred Stock (except any share of Preferred Stock which shall have been called for redemption pursuant to the provisions hereof, the conversion right with respect thereto shall terminate on the close of business of the date fixed for redemption) into fully paid and non-assessable shares of the common stock of the Corporation, at a conversion rate of _____ (_____) shares of common stock for each share of Preferred Stock, subject to adjustment as hereinafter provided. The conversion right herein granted shall be exercised by the surrender of a certificate or certificates for Preferred Stock to be so converted at the office of any transfer agent for the Preferred Stock, at any time during its usual business hours, together with written notice that the holder elects to convert the same, or stated number of shares thereof, which notice shall state the name or names (with addresses) in which the certificate or certificates of common stock shall be issued. Every such notice of election to convert shall constitute a contract between the holder of such Preferred Stock and the Corporation, whereby such holder shall be deemed to subscribe for the amount of common stock which he will be entitled to receive upon such conversion and, in payment and satisfaction of such subscription (and any cash adjustment to which he may be entitled), to surrender such Preferred Stock and to release the Corporation from all obligation on the shares to be converted and whereby the Corporation shall be deemed to agree that the surrender of such shares and the extinguishment of obligation thereon shall constitute full payment for the common stock so subscribed for and to be issued upon such conversion.


            (b) As promptly as practicable after the surrender for conversion of any Preferred Stock and the payment in cash of any amount required by paragraph (i) of this Section 7, the Corporation shall deliver or cause to be delivered to or upon the written order of the holder of such Preferred Stock certificates representing the number of shares of common stock issuable upon such conversion, issued in such name or names as such holder shall have directed, together with cash in respect of any fractional interest in a share of Common Stock issuable upon such conversion and, if only a part of such Preferred Stock is converted, a certificate or certificates for the unconverted shares of Preferred Stock. Such conversion shall be deemed to have been made at the close of business on the day of surrender of the Preferred Stock for conversion, and the rights of the holder of such stock as a Preferred Stockholder, in respect of the stock surrendered for conversion, shall cease at such time and the person or persons in whose name or names the certificates for such shares are to be issued shall be treated for all purposes as having become the record holder or holders of common stock at such time and such conversion shall be at the conversion rate in effect at such time; provided, however, that no such surrender on any date when the stock transfer books of the Corporation shall be closed shall be effective to constitute the person or persons entitled to receive the shares of common stock upon such conversion as the record holder or holders of such shares on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of common stock as the record holder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open and such conversion shall be at the conversion rate in effect at the opening of business on such next succeeding day.


            If the last day for the exercise of the conversion is a legal holiday in the city in which the transfer agent to which shares are presented for conversion is located, then such conversion right may be exercised (at the conversion rate in effect on such last day) upon the next succeeding day not in such city a legal holiday.


            (c) No payment or adjustment shall be made upon any conversion in respect of dividends accrued and unpaid on the Preferred Stock to the date of conversion or in respect of any dividends on the common stock issued upon such conversion.


            (d) The conversion rate shall be subject to adjustment from time to time as follows:

                  (i) In case the Corporation shall at any time (A) pay a dividend or make a distribution on shares of its common stock in shares of its capital stock (whether shares of common stock or of capital stock of any other class), (B) subdivide or reclassify its outstanding shares of common stock into a greater number of securities (including shares of common stock), or (C) combine or reclassify its outstanding shares of common stock into a smaller number of shares (including shares of common stock), the conversion rate in effect immediately prior thereto shall be adjusted so that the holder of record of any shares of Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of the Corporation which he would have owned or have been entitled to receive after the happening of any of the events described above had such shares of Preferred
            Stock been converted immediately prior to the happening of such event. an adjustment made pursuant to this subparagraph (i) shall become effective immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision or combination. If, as a result of an adjustment made pursuant to this subparagraph (i), the holder of any Preferred Stock thereafter converted shall become entitled to receive shares of two or more classes of capital stock of the Corporation, the Board of Directors of the Corporation (whose determination shall be conclusive) shall determine the allocation of the adjusted conversion rate between or among shares of such classes of capital stock.

            In the event that at any time, as a result of an adjustment made pursuant to this subparagraph (i), the holder of any Preferred Stock thereafter converted shall become entitled to receive any shares or other securities of the Corporation other than shares of common stock, thereafter the number of such other shares so received upon conversion of any Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of common stock contained in this Section 7(d), and other provisions of this Section 7 with respect to the shares of common stock shall apply on like term to any such other shares or other securities.

                (ii) In case the Corporation shall fix a record date for the issuance of rights or warrants to all holders of its common stock (or securities convertible into common stock) entitling them (for a period expiring within 45 days after such record date) to subscribe for or purchase common stock at a price per share (or a conversion price per share) less than the current market price per share of common stock (as defined in subparagraph (iv) below) at such record date, the conversion rate in effect immediately prior thereto shall be adjusted so that the same shall equal the price determined by multiplying the conversion rate in effect immediately prior to such record date by a fraction of which the numerator shall be the number of shares of common stock outstanding on such record date plus the number of additional shares of common stock offered for subscription or purchase (or into which the convertible securities so offered are initially convertible), and of which the denominator shall be the number of shares of common stock outstanding on such record date plus the number of shares which the aggregate offering price of the total number of shares so offered (or the aggregate initial conversion price of the convertible securities so offered) would purchase at such current market price. Such adjustment shall be made successively whenever such a record date is fixed, and shall become effective immediately after such record date. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of common stock at less than such current market price, and in determining the aggregate offering price of such shares, there shall be taken into account any consideration received by the Corporation for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors of the Corporation. Common stock owned by or held for the account of the Corporation or any majority owned subsidiary shall not be deemed outstanding for the purpose of any adjustment required under this subparagraph (ii).

               (iii) In case the Corporation shall fix a record date for making a distribution to all holders of its common stock evidences of its indebtedness or assets (excluding regular quarterly or other periodic or recurring cash dividends or distributions and cash dividends or distributions paid from retained earnings or referred to in subparagraph (i) above) or rights or warrants to subscribe or purchase (excluding those referred to in subparagraph
            (ii) above), then in each such case the conversion rate shall be adjusted so that the same shall equal the rate determined by multiplying the conversion rate in effect immediately prior to such record date by a fraction of which the numerator shall be the current market price (as defined in subparagraph (iv) below) per share of the common stock on such record date, and the denominator of which shall be such current market price per share of common stock, less the then fair market value (as determined in good faith by the Board of directors, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one share of common stock. Such adjustment shall be made successfully whenever such a record date is fixed and shall become effective immediately after such record date.
            Notwithstanding the foregoing, in the event that the Corporation shall distribute any rights or warrants to acquire capital stock ("Rights") pursuant to this subparagraph (iii), the distribution of separate certificates representing such Rights subsequent to their initial distribution (whether or not such distribution shall have occurred prior to the date of the issuance of such Preferred Stock) shall be deemed to be the distribution of such Rights for purposes of this subparagraph (iii); provided that the Corporation may, in lieu of making any adjustment pursuant to this subparagraph (iii) upon a distribution of separate certificates representing such Rights, make proper provision so that each holder of such Preferred Stock who converts such Preferred Stock (or any portion thereof) (A) before the record date for such distribution of separate certificates shall be entitled to receive upon such conversion shares of common stock issued with Rights and (B) after such record date and prior to the expiration, redemption or termination of such Rights shall be entitled to receive upon such conversion, in addition to the shares of common stock that issuable upon such conversion, the same number of such Rights as would a holder of the number of shares of common stock that such Preferred Stock so converted would have entitled the holder thereof to purchase in accordance with the terms and provisions of and applicable to the Rights if such Preferred Stock were converted immediately prior to the record date for such distribution. Common stock owned by or held for the account of the Corporation or any majority owned subsidiary shall not be deemed outstanding for the purpose of any adjustment required under this subparagraph (iii).

                  (iv)  For the purpose of any computation under subparagraph
            (ii) and (iii) above, the current market price per share of common stock at any date shall be deemed to be the average of the daily Closing Prices for the thirty consecutive business days commencing forty-five business days before the day in question. The Closing Price for any day shall be (A) if the common stock is listed or admitted for trading on any national securities exchange, the last sale price (regular way), or the average of the closing bid and ask prices, if no sale occurred, of common stock on the principal securities exchange on which the common stock is listed, (B) if not listed as described in (A), the mean between the closing high bid and low asked quotations of common stock in the National Association of Securities Dealers, Inc., Automated Quotation System, or any similar system or automated dissemination of quotations of securities prices then in common use, if so quoted, or (C) if not quoted as described in clause (B), the mean between the high bid and low asked quotations for common stock as reported by the National Quotation Bureau Incorporated if at least two securities dealers have inserted both bid and asked quotations for common stock on at least 5 of the 10 preceding days. If none of the conditions set forth above is met, the Closing Price of common stock on any day or the average of such Closing Prices for any period shall be the fair market value of common stock as determined by a member firm of the New York Stock Exchange selected by the Corporation.

                  (v)   (A)   Nothing contained herein shall be
            construed to require an adjustment in the conversion rate as a result of the issuance of common stock pursuant to, or the granting or exercise of any rights under, the Corporation's Shareholder Investment Plan or any successor plans providing for the purchase of shares of common stock by the Corporation's shareholders or employees at a price not less than 90% of the "average market price" during the "pricing period" as such terms, or equivalent terms, are defined in, and as calculated pursuant to, such plans from time to time.


                        (B) In addition, no adjustment in the conversion rate shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this subparagraph
            (v)(B) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; further provided, however, that any adjustments which by reason of this subparagraph
            (v)(B) are not otherwise required to be made shall be made no later than 3 years after the date on which occurs an event that requires an adjustment to be made or carried forward.

                        (C) All calculations under this Section 7 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this Section 7 to the contrary notwithstanding, the Corporation shall be entitled to make such increases in the conversion rate, in addition to those required by this paragraph (d), as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock hereafter made by the Corporation to its shareholders shall not be taxable.


                    (vi) In any case in which this paragraph (d) provides that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (A) delivering to the holder of any Preferred Stock converted after such record date and before the occurrence of such event the additional shares of common stock deliverable upon such conversion by reason of the adjustment required by such event over and above the common stock deliverable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount in cash in lieu of any fraction pursuant to paragraph (e), provided, however, that the corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's rights to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment. If such event does not occur, no adjustments shall be made pursuant to this paragraph (d).


            (e) No fractional shares of stock shall be issued upon the conversion of any Preferred Stock. If more than one share of Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of common stock which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Preferred Stock so surrendered. Instead of any fractional share of common stock on the business day which immediately precedes the day of conversion.

            (f) In case any of the following shall occur while any Preferred Stock is outstanding: (i) any reclassification or change of the outstanding shares of common stock deliverable upon conversion of the Preferred Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination, but including any change in the shares of common stock into two or more classes or series of securities); or (ii) any consolidation or merger to which the Corporation is a party (other than a consolidation or a merger in which the Corporation is the continuing corporation and which does not result in any reclassification of, or change other than a change in par value, or from par value to no par value, or from no par value to par value, or a s a result of a subdivision or combination) in, the outstanding shares of common stock issuable upon conversion of the Preferred Stock); or (iii) any sale or conveyance to another corporation of the properties and assets of the Corporation as an entirety or substantially as an entirety; then the Corporation, or such successor or purchasing corporation, as the case may be, shall make appropriate provision in its charter or otherwise so that the holders of the Preferred Stock then outstanding shall have the right to any time thereafter to convert such Preferred Stock into the kind and amount of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number shares of common stock issuable upon conversion of such Preferred Stock immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Such provision shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 7. The above provisions of this paragraph (f) shall similarly apply to successive reclassification, changes, consolidations, mergers, sales or conveyances.


            (g) The Corporation will at all times reserve and keep available out of its authorized but unissued or treasury stock, solely for the purpose of issue upon conversion of the Preferred Stock as provided in this Section 7, such number of shares of common stock as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Stock.

            (h) Before taking any action which would cause an adjustment increasing the conversion rate so that the conversion price is below the then par value of the shares of common stock, the Corporation will take any corporation action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of common stock at the conversion rate as so adjusted.

            (i) The issuance of certificates for shares of common stock upon conversion of Preferred Stock shall be made without charge to the converting stockholder for such certificates or for any tax in respect of the issuance of such certificates, and such certificates shall be issued in the name of, or in such name or names as may be directed by, the holder of the Preferred Stock converted. However, if any such certificates is to be issued in a name other than that of the holder of the converted Preferred Stock, the Corporation shall not be required to issue or deliver any stock certificate or certificates unless and until the holder has paid to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid.

            (j) Whenever the conversion rate then in effect is adjusted as herein provided, the Corporation shall mail to each holder of the Preferred Stock at such holder's address as it shall appear on the books of the Corporation a statement setting forth the adjusted conversion rate, then and thereafter effective under the provisions hereof together with the facts, in reasonable detail, upon which such adjustment is based.

            (k) In case (i) the Corporation shall declare a dividend (or any other distribution) on its common stock other than in cash out of its current or retained earnings, or (ii) the Corporation shall authorize the granting to the holders of its common stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights or warrants, or
(iii) of any reclassification or change of the common stock of the Corporation (other than a subdivision or combination of its outstanding shares of common stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required or the sale or transfer of all or substantially all of the assets of the Corporation, or (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation; the Corporation shall mail to each holder of Preferred Stock at such holder's address as it shall appear on the books of the Corporation, at least fifteen days prior to the applicable record date hereinafter specified, a notice stating (x) the record date for such dividend, distribution or rights, or, if a record is not to be taken, the date as of which the holders of common stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of common stock of record shall be entitled to exchange their shares of common stock for securities or other property deliverable upon such reclassification, consolidation, merger, dissolution, liquidation or winding up. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the legality or validity of any such transaction or any adjustment in the conversion rate or conversion price required by this Section 7.]


            IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by [Name/Title], and [Name/Title], whereby each such [Title] and said [Title] affirms, under penalties of perjury, that this Certificate is the act and deed of the Corporation and that the facts stated herein are true, this _____ day of _______________, __________.


                                          FIRST SECURITY CORPORATION


                                          By:___________________________
                                               [Name/Title]
ATTEST:



_____________________________
[NAME]
Assistant Secretary